Exhibit 99.1

FOR IMMEDIATE RELEASE

Spectranetics Receives CE Mark for AngioSculptX™

COLORADO SPRINGS, COLO. (August 10, 2016) - The Spectranetics Corporation (NASDAQ: SPNC) today announced receipt of CE marking for the AngioSculptX Drug-coated PTCA Scoring Balloon Catheter. AngioSculptX is a first-of-its-kind device, combining the proven AngioSculpt PTCA scoring balloon catheter with a drug coating. It is indicated for the treatment of hemodynamically significant coronary artery stenosis, including in-stent restenosis.
"AngiosculptX represents a unique coronary scoring technology that incorporates a drug coating. Given its clinical results, it is a significant advancement in therapy options for patients," said Professor Bruno Scheller of Saarlandes University Clinic in Homburg, Germany.
"Spectranetics is committed to providing specialized and innovative tools alongside compelling clinical data to improve our patients’ quality of life, and AngioSculptX exemplifies these important elements,” said President and CEO Scott Drake.
As previously disclosed, and part of the original acquisition of AngioScore, Inc., there is a $5 million milestone payment related to receiving CE mark for AngioSculptX that the Company expects to pay in the third quarter.
About Spectranetics
The Spectranetics Corporation develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are available in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.
The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt scoring balloon used in both peripheral and coronary procedures, and the Stellarex drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.
The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.
For more information, visit www.spectranetics.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials and regulatory approvals, regulatory or competitive environments, outcome of litigation, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, and 2016 outlook and projected results including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this news release. These risks and uncertainties may include financial results differing from guidance, increasing competition and consolidation in our industry, the impact of rapid technological change, slower revenue growth and losses, inability to successfully integrate AngioScore and Stellarex into our business and the inaccuracy of our assumptions regarding AngioScore and Stellarex, market acceptance of our technology and products, our inability to manage growth, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development and successful commercialization of new products, loss of key personnel, uncertain success of or delays in our clinical trials, costs of and adverse results in any ongoing or future legal proceedings, adverse impact to our business of healthcare reform and related legislation and regulations, including changes in reimbursements, adverse conditions in the general domestic and global economic markets and volatility and disruption of the credit markets, our inability to protect our intellectual property and intellectual property claims of third parties, availability of inventory and components from suppliers, adverse outcome of FDA inspections, including FDA warning letters and any remediation efforts, the receipt of FDA clearance and other regulatory approvals to market new products or applications and the timeliness of any clearance and approvals, product defects or recalls and product liability claims, cybersecurity breaches, ability to manufacture sufficient volumes to fulfill customer demand, our dependence on third party vendors, suppliers, consultants and physicians, unexpected delays or costs associated with any planned improvements to our manufacturing processes, risks associated with international operations, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034 and our term loan and revolving loan facilities, our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2015 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the three months ended June 30, 2016. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.
Investor Relations Contacts
Zach Stassen
Sr. Director of Finance
zach.stassen@spnc.com
(719) 447-2292

Michaella Gallina
Director of Investor Relations
michaella.gallina@spnc.com
(719) 447-2417